CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into Snyder Oil Corporation's previously filed Registration Statements Nos. 33-35546 and 33-48213.





/s/ Arthur Andesen & Co.
ARTHUR ANDERSEN & CO.




Fort Worth, Texas
February 25, 1994